Exhibit 3.119

FEE: $1.00 per $1,000.00 On Authorized Capital MINIMUM FEE: $50.00		FILED
	CERTIFICATE OF INCORPORATION	SEP 15 1997
(PROFIT)
FILE IN DUPLICATE		OKLAHOMA SECRETARY OF STATE

PRINT CLEARLY		FOR OFFICE USE ONLY

TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA:

1.                                       The name of this corporation is:

REM-Community Services of Oklahoma, Inc.

(Please refer to procedure sheet for statutory words required to be included in the corporate name.)

2.                                       The address of the registered office in the state of oklahoma and the name of the registered agent at such address are:

THE CORPORATION COMPANY, 735 First National Building, Oklahoma City, Oklahoma				73102
NAME	NUMBER & STREET ADDRESS (P.O. BOXES ARE NOT ACCEPTABLE.)	CITY	COUNTY	ZIP CODE

3.                                       The duration of the corporation is:  perpetual

(Perpetual unless otherwise stated)

4.                                       The purpose or purposes for which the corporation is formed are:

To engage in any lawful act or activity for which corporations may be organized under the general corporation law of Oklahoma

5.                                       The aggregate number of shares which the corporation shall have authority to issue, the designation of each class, the number of shares of each class, and the par value of the shares of each class are as follows:

NUMBER OF SHARES	SERIES	PAR VALUE PER SHARE (Or, if without par value, so state)

Common 50,000		$1.00

Preferred

TOTAL NO. SHARES: 50,000		TOTAL AUTHORIZED CAPITAL: $50,000.00

(OKLA. - 209 - 11/1/86)

6.             If the powers of the incorporator(s) are to terminate upon the filing of the certificate of incorporation, the names and mailing addresses of the persons who are to serve as directors:

NAME	MAILING ADDRESS	CITY	STATE	ZIP CODE

Thomas E. Miller	6921 York Avenue South	Edina	Minnesota	55433

Craig R. Miller	6921 York Avenue South	Edina	Minnesota	55433

Douglas V. Miller	6921 York Avenue South	Edina	Minnesota	55433

7.             The name and mailing address of the incorporator(s):

NAME	MAILING ADDRESS	CITY	STATE	ZIP CODE

Nancy Roetman Menzel	33 South Sixth Street, Suite 3400	Minneapolis	Minnesota	55402

Nancy G. Barber Walden	33 South Sixth Street, Suite 3400	Minneapolis	Minnesota	55402

8.             See Attachment: A

I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Oklahoma, do make, file and record this Certificate, and do certify that the facts herein stated are true, and have accordingly hereunto set my hand this 11 day of September, 1997.

/s/ Nancy R. Menzel
Signature

/s/ Nancy G. Barber Walden
Signature

(SOS FORM 0002-11/86)

ATTACHMENT A
TO
CERTIFICATE OF INCORPORATION
OF
REM-COMMUNITY SERVICES OF OKLAHOMA, INC.

8.                                       Directors of the corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for any breach of the director’s duty of loyalty to the corporation or its shareholders; or for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or under Section 1053 of Title 18 of the Oklahoma General Corporation Act.

FEE: $50.00		F I L E D
(Minimum)
	AMENDED	MAR - 2 1998
FILE IN DUPLICATE	CERTIFICATE OF INCORPORATION

PRINT CLEARLY	(After Receipt of Payment of Stock)	OKLAHOMA SECRETARY
OF STATE
SOS CORP. KEY:
FOR OFFICE USE ONLY
DB 590395-001

PLEASE NOTE:  This form MUST be filed with a letter from the Oklahoma Tax Commission stating the franchise tax has been paid for the current fiscal year.  If the authorized capital is increased in excess of fifty thousand dollars ($50, 000.00), the filing fee shall be an amount equal to one-tenth of one percent (1/10 of 1%) of such increase.

TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA, 101 State Capitol Bldg., Oklahoma City, OK 73105:

The undersigned Oklahoma corporation, for the purpose of amending its certificate of incorporation as provided by Section 1077 of the Oklahoma General Corporation Act, hereby certifies:

1.  A. The name of the corporation is:  REM-Community Services of Oklahoma, Inc.

B. As amended: The name of the corporation has been changed to:  REM-Oklahoma Community Services, Inc.

2.  A.  No change, as filed ☒.

B. As amended:  The address of the registered office in the State of Oklahoma and the name of the registered agent at such address is:

NAME	STREET ADDRESS	CITY	COUNTY	ZIP CODE
(P.O. BOXES ARE NOT ACCEPTABLE)

3.  A. No Change, as filed ☒.

B. As amended:  The duration of the corporation is:

4.  A. No Change, as filed ☒.

B. As amended:  The purpose or purposes for which the corporation is formed are:

5.  A. No change, as filed ☒.

B. As amended: The aggregate number of the authorized shares, itemized by class, par value of shares, shares without par value, and series, if any, within a class is:

NUMBER OF SHARES	SERIES	PAR VALUE PER SHARE

Common

Preferred

TOTAL NO. SHARES:	TOTAL AUTHORIZED CAPITAL:

That at a meeting of the Board of Directors, a resolution was duly adopted setting forth the foregoing proposed amendment (s) to the Certificate of Incorporation of said corporation, declaring said amendment(s) to be advisable and calling a meeting of the shareholders of said corporation for consideration thereof.

That thereafter, pursuant to said resolution of its Board of Directors, a meeting of the shareholders of said corporation was duly called and held, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment(s).

SUCH AMENDMENT (S) WAS DULY ADOPTED IN ACCORDANCE WITH 18 O.S., 11077.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its              President and attested by its                    Secretary, this 16 day of February, 1998.

Thomas E. Miller
	By	President
Thomas E. Miller
(PLEASE PRINT NAME)

ATTEST:

Craig R. Miller
Secretary
Craig R. Miller
(PLEASE PRINT NAME)

(SOS FORM 0004-11/86)

MINIMUM FEE: $50.00 If the authorized capital is increased in excess of fifty thousand dollars ($50,000.00), the filing fee shall be an amount equal to one-tenth of one percent (1/10th of 1%) of such increase.

FILED

AUG - 8 2000

OKLAHOMA SECRETARY
OF STATE
AMENDED
FILE IN DUPLICATE	CERTIFICATE OF INCORPORATION
(AFTER RECEIPT OF PAYMENT OF STOCK)
PRINT CLEARLY

TO:       OKLAHOMA SECRETARY OF STATE
2300 N. Lincoln Blvd. Room 101, State Capital Building
Oklahoma City, Oklahoma 73105-4897
(405)-522-4560

PLEASE NOTE: This form MUST be filed with a letter from the Oklahoma Tax Commission, Franchise Tax Department, stating that the franchise tax, due yearly, has been paid for the current fiscal year.

The undersigned Oklahoma corporation, for the purpose of amending its certificate of incorporation as provided by Section 1077 of the Oklahoma General Corporation Act, hereby certifies:

1.	A.	The name of the corporation is:

REM-Oklahoma Community Services, Inc.

	B.	As amended: The name of the corporation has been changed to:

REM Oklahoma Community Services, Inc.

(Please Note: The new name of the corporation MUST contain one of the following words: association, company, corporation, club, foundation, fund, incorporated, institute, society, union, syndicate or limited or one of the abbreviations co., corp., inc., or ltd.)

2.	The name of the registered agent and the street address of the registered office in the State of Oklahoma is:

Name of Agent		Street Address	City	County	Zip Code
(P.O. BOXES ARE NOT ACCEPTABLE)

3.	The duration of the corporation is	perpetual

RECEIVED
OK SEC. OF STATE

AUG - 8 2000

4. The aggregate number of the authorized shares, itemized by class, par value of shares, shares without par value, and series, if any, within a class is:

NUMBER OF SHARES	SERIES (If any)	PAR VALUE PER SHARE (Or, if without par value, so state)

COMMON

PREFERRED

5.	Set forth clearly any and all amendments to the certificate of incorporation which are desired to be made:

ARTICLE I

The name of this Corporation shall be REM Oklahoma Community Services, Inc.

That at a meeting of the Board of Directors, a resolution was duly adopted setting forth the foregoing proposed amendment(s) to the Certificate of Incorporation of said corporation, declaring said amendment(s) to be advisable and calling a meeting of the shareholders of said corporation for consideration thereof.

That thereafter, pursuant to said resolution of its Board of Directors, a meeting of the shareholders of said corporation was duly called and held, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment(s).

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its President or Vice President and attested by its Secretary or Assistant Secretary, this 13 day of July ~~19~~ 2000.

Thomas Miller
		By	President

Thomas Miller
(PLEASE PRINT NAME)

ATTEST:

Craig R. Miller
By	Secretary

Craig R. Miller
(PLEASE PRINT NAME)

(SOS FORM 004-10/98)

FILING FEE $25.00		FILED

FILE IN DUPLICATE		OKLAHOMA SECRETARY
OF STATE
PRINT CLEARLY

DB 590395-003	CHANGE OR DESIGNATION	FILED
OF
	REGISTERED AGENT	AUG 18 2000
AND/OR
	REGISTERED OFFICE	OKLAHOMA SECRETARY
	(OKLAHOMA CORPORATION)	OF STATE

TO:       OKLAHOMA SECRETARY OF STATE
2300 N. Lincoln Blvd. Room 101, State Capital Building
Oklahoma City, Oklahoma 73105-4897
(405)522-4560

PLEASE NOTE:  This form MUST be filed with a letter from the Oklahoma Tax Commission, Franchise Tax Department, stating that the franchise tax, due yearly, has been paid for the current fiscal year.

The undersigned, for the purpose of changing its registered agent and/or registered office pursuant to Section 1023/1026 of the Oklahoma General Corporation Act, hereby certifies:

1.	The name of the corporation is:	REM-Oklahoma Community Services, Inc.

2.	The name of the registered agent and the street address of the registered office in the State of Oklahoma is:

Larry Dillon	518 West Maple	Enid		73701
Name of Agent	Street Address	City	County	Zip code
(P.O. BOXES ARE NOT ACCEPTABLE)

1051522

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its President or Vice President and attested to by its Secretary or Assistant Secretary, this 11th day of August 2000.

Douglas V. Miller
			By	President

Douglas V. Miller
(PLEASE PRINT NAME)

ATTEST:

Craig R. Miller		RECEIVED
By	Secretary	OK SEC. OF STATE

Craig R. Miller		AUG 18 2000
(PLEASE PRINT NAME)

(SOS FORM 0056-10/98)